Exhibit 99.1

Corillian Reports Fourth Quarter and Year-end 2006 Results
Corillian has record sales year and grows revenue 24 percent year-over-year
PORTLAND, Ore. – Feb. 8, 2007 – Corillian Corp. (NASDAQ: CORI), the top provider of online banking, payment and security solutions to the financial services industry, today reported financial results for the fourth quarter and year ended December 31, 2006.
Revenues for the fourth quarter were $16.5 million, compared to $15.6 million for the third quarter of 2006 and $13.8 million for the fourth quarter of 2005. Net income for the fourth quarter was $779,000, resulting in diluted earnings per share of $0.02, compared to net income of $590,000 for the third quarter of 2006, resulting in diluted earnings per share of $0.01. This compares to a net loss of $39,000 for the fourth quarter of 2005, resulting in diluted earnings per share of ($0.00).
Non-GAAP net income, as described below, for the fourth quarter was $2.1 million, resulting in non-GAAP diluted earnings per share of $0.05. This compares to non-GAAP net income of $1.5 million in the third quarter of 2006, resulting in non-GAAP diluted earnings per share of $0.03 and non-GAAP net income of $384,000 in the fourth quarter of 2005, resulting in non-GAAP diluted earnings per share of $0.01. A reconciliation of GAAP results to non-GAAP results is provided as part of this press release.
Revenues for 2006 were $61.0 million, compared to $49.2 million for 2005, an increase of 24 percent. Net loss for 2006 was $1.1 million, resulting in a diluted net loss per share of ($0.02). This compares to net income of $2.7 million in 2005, resulting in non-GAAP diluted earnings per share of $0.06. Non-GAAP net income for 2006 was $3.2 million, resulting in diluted earnings per share of $0.07. This compares to non-GAAP net income of $3.3 million in 2005, resulting in non-GAAP diluted earnings per share of $0.08.
“We’re very pleased with our progress in 2006,” said Alex Hart, president and CEO of Corillian. “Revenue was up 24 percent over 2005, the heavy investment cycle that had suppressed our earnings began to normalize during the second half of the year, and we ended the year with backlog at $53.2 million, an all-time high. I’m especially pleased that both current revenue and longer-term recurring revenue backlog increased during the second half of the year. The dual strategy of increasing the number of products and services we deliver to big banks and productizing our industry-leading solutions for smaller financial institutions is working well. We look forward to continued improvement this year and we’re excited about the opportunities that lie ahead.”
Recent Highlights
•	Corillian signed two new consumer banking deals in the fourth quarter, including Bremer Bank, a $6.6 billion regional financial services company headquartered in St. Paul, Minn. Bremer will leverage Corillian Consumer Banking, Corillian Payments, Corillian Family Banking, Corillian Personal Money Manager and Corillian Intelligent Authentication™ to build on the bank’s existing online banking and payment efforts.

•	During the fourth quarter, Corillian announced the availability of Corillian Member Advantage, a rapidly-deployable ASP online banking solution for credit unions. Corillian Member Advantage provides credit unions of all sizes with a competitively priced online banking experience that offers more control and access to the features and best practices utilized by the largest banks in the country.

•	Suncorp, a leading Australian diversified financial services organization offering banking, insurance and wealth management products, expanded its online banking relationship to include Corillian Business Banking, Personal Money Manager and Corillian Intelligent Authentication.

•	During the fourth quarter, Corillian signed the first customer for its new end-to-end bill payment solution. This solution leverages the Corillian Payments Warehouse and the payment processing services of Corillian’s bill payment processing partners.

•	Corillian signed 10 new deals for its Corillian Intelligent Authentication product during the fourth quarter. Corillian signed 38 new customers for Corillian Intelligent Authentication in 2006, including 12 of the top 100 U.S. banks — one of the most successful new product launches in the history of the company. Corillian currently has approximately 50 leading financial institutions that have selected Corillian Intelligent Authentication as the solution of choice to deliver strong online authentication services to their online banking users.

•	During the fourth quarter, Corillian launched TrueStamp, a new Web site verification technology embedded in Corillian Intelligent Authentication v2.1, the next version of the company’s strong authentication solution. TrueStamp adds an additional component of security to a user’s online banking experience by securely verifying the banking site to the user before they ever have to enter sensitive information such as a user name and password.
•	In 2006, Corillian received certification under the new international security standard ISO:27001, which replaced the British Standard BS:7799 in October 2005. ISO:27001 is the most widely recognized international framework and standard for developing and certifying a company’s security management system. Corillian is the first online banking company to receive the certification and was among a select group of only eight organizations in the U.S. to receive this international honor.
Financial Outlook
The company anticipates that first quarter 2007 revenues will be in the range of $14.5 to $16 million and GAAP EPS will range from a net loss of ($0.04) to ($0.01) per diluted share. Per share non-GAAP results are expected to range from a loss of ($0.02) to a profit of $0.01. Corillian expects lower profitability in the first quarter due primarily to seasonally higher payroll-related costs and a change in the mix of work related to subscription-based projects. Corillian expects continued improvement in profitability throughout 2007, consistent with our performance in 2006.
Reconciliation of GAAP results to non-GAAP Results
Corillian provides non-GAAP operating results as a supplement to its GAAP financial results. Management believes that non-GAAP results provide investors with a representation of Corillian’s core operating performance that can be helpful in assessing future growth.
Corillian’s non-GAAP results exclude the following charges and benefits from Corillian’s statements of operations when applicable:
•	Stock-based compensation

•	Amortization of intangible assets

•	Restructuring-related charges

•	Merger-related charges

•	Impairment charges

A detailed reconciliation of of GAAP net income (loss) and non-GAAP net income per share is included in the attached condensed consolidated statement of operations.
Corillian will hold a conference call at 5:00 p.m. ET on February 8, 2007 to discuss the quarterly results and business outlook. Investors and other interested parties can listen to the conference call over the Internet at Corillian’s corporate Web site at http://www.corillian.com/investors.
About Corillian Corporation
Corillian is the market leader of online banking, payment and security solutions to the financial services industry. With 30 of the top 100 U.S. banks and 21 of the top 100 U.S. credit unions as customers, Corillian serves over 35 million online banking end users. Corillian provides the most flexible, scalable and secure set of online banking applications across multiple lines of business, as well as an extensive set of integration solutions to enable seamless connectivity between legacy systems and Web and database applications. Corillian features integrated applications across Consumer Banking, Small Business Banking, Business and Consumer Payments, Wealth Management, Credit Card Management, and Corporate Cash Management, as well as enterprise wide solutions, including Fraud Detection, Alerts, eStatements, and OFX. Corillian’s fraud prevention solutions use Preemptive Forensics™ to protect web sites from phishers, hackers, and fraudsters. Corillian’s strong authentication solution provides a low-cost solution for multi-factor authentication while maintaining high user satisfaction. Empowered by Corillian solutions, some of the world’s most visionary financial institutions provide their customers with the tools to manage their finances more effectively and securely. For more information about Corillian Corporation, visit the company’s web site at http://www.corillian.com.
# # #
Matters discussed in this release may include forward-looking statements that involve risks and uncertainties, and actual results may be materially different. For example, statements regarding Corillian’s business outlook and prospects for success in the online financial software and services industry are forward-looking. Factors that could cause actual results to differ include the risk that Corillian’s solutions do not continue to gain market acceptance, that Corillian fails to sign new customers, that Corillian’s existing customers do not continue to demand products and services from Corillian, that Corillian’s customers experience performance problems or security breaches using Corillian’s solutions, that Corillian’s partners are not able to fulfill their contractual obligations to Corillian and such failure negatively impacts Corillian customers, that Corillian does not recognize an increased percentage of license and maintenance revenues, that Corillian encounters significant problems in implementing its software for its customers or significant delays in developing software for its customers, that Corillian incurs significant legal expenses or losses in lawsuits, that financial institutions are affected by adverse government regulations or market condition and that Corillian’s estimate of stock-based compensation expense changes as a result of final implementation of FAS 123R. Other risks include those stated in Corillian’s reports and other documents filed from time to time with the Securities and Exchange Commission including its report on Form 10-Q for the quarter ended September 30, 2006.
For more information contact:
Steve Shaw ï Director of Marketing ï Corillian Corporation ï e-mail: sshaw@corillian.com ï Phone: (503) 629-3770
Paul Wilde ï Chief Financial Officer ï Corillian Corporation ï e-mail: pwilde@corillian.com ï Phone: (503) 629-3300

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Quarter Ended
	December 31,	December 31,
	2006	2005
Revenues	$16,494	$13,761
Cost of revenues	7,371	6,476

Gross profit	9,123	7,285

Operating expenses:

Sales and marketing	2,188	2,398
Research and development	3,332	2,933
General and administrative	2,672	2,231
Impairment charges	396	—

Total operating expenses	8,588	7,562

Income (loss) from operations	535	(277)
Other income, net	281	236

Income (loss) before income taxes	816	(41)

Income taxes	37	(2)

Net income (loss)	$779	$(39)

Basic net income (loss) per share	$0.02	$(0.00)

Diluted net income (loss) per share	$0.02	$(0.00)

Shares used in computing basic net income (loss) per share	45,059	44,680

Shares used in computing diluted net income (loss) per share	45,765	44,680

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (1)

GAAP net income (loss)	$779	$(39)
Amortization of acquisition-related intangibles included in cost of revenues	304	379
Amortization of acquisition-related intangibles included in sales and marketing	44	44
Employee related stock-based compensation included in cost of revenues	120	—
Employee related stock-based compensation included in operating expenses	444	—
Impairment charges	396	—

Non-GAAP net income	$2,087	$384

Diluted non-GAAP net income per share	$0.05	$0.01

Shares used in computing diluted non-GAAP net income per share	46,060	45,456

(1)	See explanation above regarding the Company’s practice on reporting non-GAAP results.

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Ycar Ended
	December 31,	December 31,
	2006	2005
Revenues	$60,958	$49,220
Cost of revenues	30,283	20,296

Gross profit	30,675	28,924

Operating expenses:
Sales and marketing	8,799	7,850
Researeh and development	13,533	10,789
General and administrative	10,064	8,429
Impairment charges	396	—

Total operating expenses	32,792	27,068

(Loss) income from operations	(2,117)	1,856
Other income, net	1,124	858

(Loss) income before income taxes	(993)	2,714

Income taxes	79	61

Net (loss) income	$(1,072)	$2,653

Basic net (loss) income per share	$(0.02)	$0.06

Diluted net (loss) income per share	$(0.02)	$0.06

Shares used in computing basic net (loss) income per share	44,938	41,039

Shares used in computing diluted net (loss) income per share	44,938	42,146

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET INCOME(1)

GAAP net (loss) income	$(1,072)	$2,653
Amortization of acquisition-related intangibles included in cost of revenues	1,398	579
Amortization of acquisition-related intangibles included in sales and marketing	175	65
Employee related stock-based compensation included in cost of revenues	469	—
Employee related stock-based compensation included in operating expenses	1,797	—
Impairment charges	396	—

Non-GAAP net income	$3,163	$3,297

Diluted non-GAAP net income per share	$0.07	$0.08

Shares used in computing diluted non-GAAP net income per share	45,808	42,146

(1)	See explanation above regarding the Company’s practice on reporting non-GAAP results.

CORILLIAN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash and investments	$25,216	$25,522
Accounts receivable, net	12,659	12,063
Revenue in excess of billing	3,474	2,387
Other current assets	3,263	3,307

Total current assets	44,612	43,279

Property and equipment, net	4,085	3,548
Goodwill	26,899	26,899
Intangibles, net	2,283	3,856
Other assets	2,717	1,757

Total assets	$80,596	$79,339

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$4,990	$6,261
Deferred revenue	14,950	14,740
Current portion of long-term debt and capital lease obligations	—	3
Other current liabilities	1,879	1,882

Total current liabilities	21,819	22,886
Deferred revenue, long term	1,299	782
Other long-term liabilities	717	938

Total liabilities	23,835	24,606

Shareholders’ equity:
Common stock	153,614	149,447
Accumulated other comprehensive income	46	61
Accumulated deficit	(96,899)	(94,775)

Total shareholders’ equity	56,761	54,733

Total liabilities and shareholders’ equity	$80,596	$79,339

CORILLIAN CORPORATION
SUPPLEMENTAL INFORMATION
(unaudited)

License revenues for 2006 were $10.6 million, or 17% of total revenue, as compared to $11 million, or 22% of total revenues in 2005. License block sales in the 2006 were approximately $2.5 million, as compared to approximately $3.5 million in 2005.
License revenues for the fourth quarter of 2006 were $3.0 million, or 18% of total revenues, as compared to $2.2 million, or 16% of total revenues, in the fourth quarter of 2005. License block sales in the fourth quarter of 2006 and 2005 were approximately $0.5 million.
Corillian’s revenue backlog was $53.2 million as of December 31, 2006, compared to $43.0 million as of December 31, 2005. Revenue backlog represents contractual customer commitments, including fees for licenses, professional services, maintenance, hosting and subscriptions. Corillian expects $39.2 million of its backlog as of December 31, 2006 to be recognized as revenue over the next 12 months.
Backlog is not necessarily indicative of revenues to be recognized in any given future period. For example, some of the fees reflected in backlog may be accounted for as funded research and development, depending on the nature of the work to be performed by Corillian. There are many factors that would impact Corillian’s filling of backlog, such as its progress in completing projects for its customers, Corillian’s customers’ meeting anticipated schedules for customer-dependent deliverables. Corillian provides no assurances that any portion of its backlog will be filled during any fiscal year or at all or that its backlog will be recognized as revenues in any given period.
Total headcount as of December 31, 2006 was 316, compared with 305 as of December 31, 2005.
The actual total number of shares outstanding as of December 31, 2006 was 45.1 million shares.